                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   July 7, 1997


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (253) 305-1969
             Registrant's telephone number, including area code

                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                               July 7, 1997


Item 5.  Other Events
---------------------

    On June 30, 1997, the Board of Directors of Columbia Banking System, Inc. ("CBSI") and its wholly owned subsidiary, Columbia State Bank (the "Bank"), headquartered in Tacoma, Washington, approved a Plan and Agreement of Reorganization and Merger, whereby Cascade Bancorp, Inc. and its wholly owned subsidiary, Cascade Community Bank, located in Auburn, Washington, will merge with and into CBSI and the Bank, respectively. The Agreement provides that stockholders of Cascade Bancorp will receive 2.27 shares of CBSI common stock for each share of Cascade common stock. As of June 30, 1997, there were 330,000 shares of Cascade common stock issued and outstanding. In addition, outstanding options to purchase shares of Cascade common stock will become options to aquire up to 25,880 shares of CBSI common stock.

    CBSI's common stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "COLB". Cascade Bancorp's securities are not publicly traded or listed on a securities exchange.

    A copy of CBSI's News Release containing the announcement of the merger transaction is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

        (20) News release issued by Columbia Banking System, Inc.
             dated July 1, 1997.



                                  -2-
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                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  July 7, 1997         By:    /s/ W.W. Philip
                               -----------------------------------------
                                       W.W. Philip, President and
                                       Chief Operating Officer

                                 Exhibit (20)




                           ( Columbia Banking System
                            letterhead appears hear)






                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                        July 1, 1997


Contacts:
For Columbia Banking System, Inc.		For Cascade Community Bank
A. G. Espe, Chairman, (253)305-1970		Donald W. Lisko, President,
W. W. Philip, President, (253)305-1993                      (253)939-9600
Kristen Kopay, Corporate Communications, (253)305-1965



COLUMBIA BANKING SYSTEM TO ACQUIRE
CASCADE COMMUNITY BANK THROUGH MERGER


TACOMA, Washington---A. G. Espe, Chairman and Chief Executive Officer of Columbia Banking System, Inc., and Donald W. Lisko, President and Chief Executive Officer of Cascade Community Bank, today announced that the parties have reached an agreement to merge Cascade Community Bank, a wholly owned subsidiary of Cascade Bancorp, Inc. and Columbia Bank, a wholly owned subsidiary of Columbia Banking System, Inc. ("CBSI").

The terms of the agreement also provide that Cascade Bancorp, Inc. will be merged into CBSI, and that stockholders of Cascade Bancorp will receive
2.27 shares of CBSI common stock for each share of Cascade common stock.

In announcing the agreement, Mr. Lisko commented that Cascade Community Bank customers will benefit from expanded financial and other resources through Columbia Bank. He stated that "we are pleased to join with Columbia Bank, which has proved its commitment to providing quality customer service. The combination will provide our customers with a broader array of services and locations from which to choose following completion of the merger."

Mr. W. W. Philip, President and Chief Executive Officer of Columbia Bank stated that, "Columbia Bank is pleased to be joining forces with such a well-run institution. We are also pleased to be extending our network of branches more directly to the people of Auburn, Kent and the surrounding areas. Columbia Bank will continue offering the same quality customer service, with a community bank emphasis, which has been the hallmark of Cascade Community Bank."

Following the merger, it is anticipated that Cascade's President, Don Lisko, will become a senior officer of Columbia Bank, and that Cascade's Chairman, Thomas Matson, will be appointed to serve on Columbia's Boards of Directors.

At March 31, 1997, Columbia Banking System, Inc. (Nasdaq: COLB) had total consolidated assets of approximately $608 million. Columbia Bank operates 18 banking offices located in Pierce, King and Cowlitz Counties.

The agreement, which was unanimously approved by the respective Boards of Directors of the parties, is subject to a number of conditions, including approval by the shareholders of Cascade Bancorp and various regulatory agencies. The parties anticipate closing the transaction in the fourth quarter of 1997.

                                   ###